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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form F-3 (File No.333-47901) of our report dated May 8, 1997, on our audits of the financial statements of Telecom Corporation of New Zealand Limited as of March 31, 1997 and 1996 and for the years ended March 31, 1997, 1996 and 1995. We also consent to the reference to our firm under the captions "Experts", "Selected Consolidated Financial Data and Other Data" and "Summary Consolidated Information and Other Data."

/s/ Coopers & Lybrand

COOPERS & LYBRAND
Wellington, New Zealand

3 April 1998